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                                                                    EXHIBIT 23.3




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of HealthCare Financial Partners, Inc. for the registration of 1,850,000 shares of its common stock, of our report dated September 13, 1996, with respect to the combined financial statements of HealthCare Financial Partners, Inc. and HealthPartners DEL, L.P. included in its Annual Report on Form 10-K/A for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


McGladrey & Pullen, LLP
Charlotte, North Carolina
July 29, 1998